FIRST AMENDED AND RESTATED REVOLVING PROMISSORY NOTE

Omaha, Nebraska    $7,000,000.00
Note Date: June 1, 2011
Maturity Date: April 16, 2012

On or before April 16, 2012, RED TRAIL ENERGY, LLC ("BORROWER"), promises to pay to the order of FIRST NATIONAL BANK OF OMAHA ("BANK") at its headquarters in Omaha, Nebraska, the principal sum hereof, which shall be Seven Million and no/100 Dollars ($7,000,000.00) or so much thereof as may have been advanced by BANK and shown on the records of the BANK to be outstanding under this FIRST AMENDED AND RESTATED REVOLVING PROMISSORY NOTE ("REVOLVING NOTE"). Interest on the principal balance from time to time outstanding will be payable at the interest rates provided for in the AGREEMENT, including but not limited to the post-maturity or default rate provided for in the AGREEMENT. Interest will be calculated as provided for in the AGREEMENT. Interest on this REVOLVING NOTE shall be payable monthly, in arrears, as provided for in the AGREEMENT, and on the LOAN TERMINATION DATE applicable to this REVOLVING NOTE.

This REVOLVING NOTE is executed pursuant to that certain Construction Loan Agreement dated December 16, 2005 between BANK and BORROWER (the Construction Loan Agreement, together with all amendments, modifications and supplements thereto and all restatements and replacements thereof is called the "AGREEMENT"), as amended from time to time, including by that certain Ninth Amendment of Construction Loan Agreement of even date herewith between BANK and BORROWER. The AGREEMENT, and any amendments or substitutions thereof or thereto, contains additional terms and conditions, including minimum interest rate, default and acceleration provisions, which are incorporated into this REVOLVING NOTE by reference. All capitalized terms not otherwise defined herein shall have the same meanings as set forth in the AGREEMENT. This REVOLVING NOTE amends and restates that certain REVOLVING PROMISSORY NOTE dated November 15, 2010 executed and delivered by BORROWER in favor of BANK, but is not a novation thereof.

The aggregate unpaid principal amount hereof plus interest shall become immediately due and payable without demand or further action on the part of the BANK upon the occurrence of an EVENT OF DEFAULT as set forth under the AGREEMENT or any other LOAN DOCUMENT. If the maturity date of this REVOLVING NOTE is accelerated as a consequence of an EVENT OF DEFAULT, then the BANK shall have all the rights and remedies provided for in the AGREEMENT, the other LOAN DOCUMENTS or otherwise available at law or in equity. The rights, powers, privileges, options and remedies of BANK provided in the AGREEMENT, the other LOAN DOCUMENTS or otherwise available at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively or together at the sole discretion of BANK, and may be exercised as often as occasion therefor shall occur. No delay or discontinuance in the exercise of any right, power, privilege, option or remedy shall be deemed a waiver of such right, power, privilege, option or remedy, nor shall the exercise of any right, power, privilege, option or remedy be deemed an election of remedies or a waiver of any other right, power, privilege, option or remedy. Without limiting the generality of the foregoing, the BANK's waiver of an EVENT OF DEFAULT shall not constitute a waiver of acceleration in connection with any future EVENT OF DEFAULT. BANK may rescind any acceleration of this REVOLVING NOTE without in any way waiving or affecting any acceleration of this REVOLVING NOTE in the future as a consequence of an EVENT OF DEFAULT. BANK's acceptance of partial payment or partial performance shall not in any way affect or rescind any acceleration of this REVOLVING NOTE made by BANK.

Unless prohibited by law, BORROWER will pay on demand all reasonable costs of collection, reasonable legal expenses and reasonable attorneys' fees and costs incurred or paid by BANK in collecting and/or enforcing this REVOLVING NOTE. Furthermore, BANK reserves the right to offset without notice all funds held by BANK against debts owing to BANK by BORROWER as provided for in the AGREEMENT.

All makers and endorsers hereby waive presentment, demand, protest and notice of dishonor, consent to any number of extensions and renewals for any period without notice; and consent to any substitution, exchange or release of collateral, and to the addition or releases of any other party primarily or secondarily liable.

[SIGNATURE PAGE FOLLOWS]

Executed as of the Note Date set forth above.

RED TRAIL ENERGY, LLC, a North Dakota limited liability company

By: /s/ Gerald Bachmeier
Title: CEO

By: Kent Anderson
Title: CFO

By: /s/ Jody Hoff
Title: Secretary